UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2006
FORM 8-K	Estimated average burden hours per response. . 28.0

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2005

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 South Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Eric P. Endy, a director of and consultant to Gaming Partners International Corporation, or the Company, has entered into a Rule 10b5-1 trading plan, or the Plan, to sell up to 80,000 shares of the Company’s common stock beneficially owned by him, including up to 50,000 shares held by The Paul S. Endy, Jr. Living Trust, or the Endy Trust, and 30,000 shares held by him directly, of which 10,000 shares are issuable upon the exercise of stock options previously granted to Mr. Endy.  Portions of the shares may be sold any time the common stock achieves certain prearranged minimum prices and may take place beginning on April 11, 2005 and ending on May 15, 2005, unless sooner terminated.  Mr. Endy will have no control over the timing of any sales under the Plan and there can be no assurance that the shares covered by the Plan actually will be sold.  Mr. Endy entered into the Plan in order to pay certain expenses and obligations of the Endy Trust and to diversify his holdings.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.  Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell a specified number of shares of a company stock over a set period of time.  The specified number of shares sold may be determined pursuant to a formula or may be at the discretion of a third party, so long as such person is not aware of material non-public information.  A plan must be entered into in good faith at a time when the insider is not in possession of material, nonpublic information.  Subsequent receipt by the insider of material, nonpublic information will not prevent transactions under the plan from being executed.

The Company’s insider trading policy, which is referenced in the Company’s Code of Conduct, provides that a Rule 10b5-1 trading plan generally may not be adopted during a blackout period.  The Company’s insider trading policy provides for a quarterly blackout period beginning on the last day of the quarter and ending after the second full business day following the release of the Company’s earnings for that quarter.  As the Company issued its earnings release for the quarter and year ending December 31, 2004 in the morning of March 29, 2005, there technically were not two full business days before the last day of the first quarter.  Accordingly, the board of directors waived the requirement and authorized Mr. Endy to adopt his Rule 10b5-1 plan on March 31, 2005.  The board of directors determined that the waiver was appropriate because Mr. Endy did not have any material non-public information about the Company when he entered into his Rule 10b5-1 plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION
(Registrant)

Date: April 1, 2005
	By:	/s/ Melody Sullivan Yowell
Melody Sullivan Yowell
	Its:	Chief Financial Officer